EXHIBIT 10.1

                                CREDIT AGREEMENT
                                ================

     This Agreement, dated as of May 17, 2002, is made between BioSphere Medical, Inc., a Delaware corporation, with its chief executive office at 1050 Hingham Street, Rockland, Massachusetts 02370 as borrower (the "Borrower"), and Brown Brothers Harriman & Co., a New York general partnership, with an office at 40 Water Street, Boston, Massachusetts 02109 as lender (the "Lender").

                                   BACKGROUND

     The Borrower wishes to establish with the Lender a $5,000,000 - two year term credit facility (the "Credit Facility") for working capital and general corporate purposes. The Credit Facility will be available on a revolving basis through multiple draw borrowings. Amounts outstanding under the Credit Facility are to be based at a percentage of Eligible Accounts, as defined below. The Lender is willing to extend such credit to the Borrower upon the terms and conditions hereinafter set forth.

                                   DEFINITIONS

     Certain terms are defined in the text of the Agreement and the meanings assigned to such defined terms are referenced at Section IX below.

                    REPRESENTATIONS, WARRANTIES AND COVENANTS


                            SECTION 1 - THE FINANCING

     1.1 Credit Facility - Credit Availability. Subject to the terms and conditions hereof, Borrower may until the earlier to occur of May 17, 2004 ("Maturity") or an Event of Default, as hereinafter defined, borrow, repay and reborrow funds from the Lender, as set forth below; provided however that the aggregate principal amount of all advances outstanding at any one time under the Credit Facility, shall not in the aggregate exceed (a) the Borrowing Base, as defined below, or (b) $5,000,000, whichever is less (the "Credit Availability"); and provided further, however, that notwithstanding anything contained herein to the contrary, in no event shall Borrower have the right to borrow or shall Lender have the obligation to make any advance under the Credit Facility at any time that a condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default hereunder, shall exist.

     1.2 Advances. All advances by the Lender under the Credit Facility shall be funded by the Lender to the Borrower by depositing the amount thereof in an account of the Borrower designated by the Borrower and maintained with the Lender.

     1.3 The Note. Advances under the Credit Facility shall be evidenced by a promissory note of the Borrower substantially in the form of Annex A hereto (the "Note") payable to the order of the Lender. The Note shall bear interest as provided below.



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     1.4      Interest on Advances.

          (a) Interest Rate. Each advance under the Credit Facility shall bear interest at a per annum rate that the Borrower may select equal to (i) a variable rate (the "Floating Rate") equal to the Base Rate plus the Base Rate Spread (herein a "Floating Rate Advance") or (ii) a rate (the "Eurodollar Rate") equal to the LIBOR Rate plus the LIBOR Rate Spread for Interest Periods of 30, 60, 90 or 180 days (herein a "Eurodollar Rate Advance"). The Floating Rate shall change simultaneously and automatically, without further notice, upon the Lender's determination and designation from time to time of the Base Rate, and shall also change simultaneously and automatically, without further notice, upon each change in the Base Rate Spread. The Eurodollar Rate for an Interest Period shall change simultaneously and automatically during such Interest Period, without further notice, upon each change in the LIBOR Rate Spread and shall also change simultaneously and automatically, without further notice, upon each change in the Libor Rate Reserve Percentage.

          (b) Interest Period. Each Interest Period shall commence on the date on which such advance is made and shall end on the date as the Borrower may elect as set forth in Paragraph 1.4(a) above; provided, however: (i) any Interest Period that would otherwise end on a day which is not a Banking Day shall be extended to the next Banking Day unless such extension would carry such Interest Period into the next month, in which event such Interest Period shall end on the preceding Banking Day; (ii) any Interest Period that begins on the last Banking Day of a calendar month (or on a date for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end), shall (subject to clause (i) above) end on the last Banking Day of such calendar month; and
     (iii) any Interest Period that would otherwise extend beyond Maturity shall end at Maturity.

          (c) Conversion. Provided that no Event of Default shall have occurred and continued beyond the expiration of any applicable grace or cure period, if any, and no condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default shall exist, the Borrower may convert any outstanding Floating Rate Advance to a Eurodollar Rate Advance in the same aggregate principal amount on any Banking Day and may convert a Eurodollar Rate Advance to a Floating Rate Advance only on the last Banking Day of the then current Interest Period applicable to such Eurodollar Rate Advance. If Borrower desires to convert an advance, it shall give the Lender three (3) Banking Days written notice, specifying the date of such conversion, the amount to be converted and if the conversion is from a Floating Rate Advance to a Eurodollar Rate Advance, the duration of the Interest Period therefor.

          (d) Extension. Subject to all of the terms and conditions applicable to a request that a new advance be a Eurodollar Rate Advance or a Floating Rate Advance and provided that no Event of Default shall have occurred and continued beyond the expiration of any applicable grace or cure period, if any, and no condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default shall exist, the Borrower may extend a Eurodollar Rate Advance as of the last day of the applicable Interest Period to a new Eurodollar Rate Advance. If the Borrower fails to notify the Lender of the Interest Period for the extension of a Eurodollar Rate Advance at least three (3) Banking Days prior to the last day of the then current applicable Interest Period then, at Lender's discretion, such outstanding Eurodollar Rate Advance shall become a Floating Rate Advance at the end of the current Interest Period for such outstanding Eurodollar Rate Advance and shall accrue interest in accordance with the provisions regarding Floating Rate Advances described above.

          (e) Definitions. As used herein,

               (i) "Banking Day" shall mean: any day which is neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to close in Massachusetts and, if such day relates to a determination of interest on an advance or a notice by the Borrower with respect to any such borrowing, a day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.

               (ii) "Base Rate" shall mean: the variable per annum rate of interest so designated from time to time by Lender as its Base Rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

               (iii) "Base Rate Spread" shall mean: (i) 100 basis points at all times that Borrower shall have an aggregate amount of cash or cash equivalents in the Pledged Account (as hereinafter defined), determined by Lender in its sole discretion, of at least one and one half (1 1/2) times the then outstanding principal balance of the Note, but not more than $9,999,999; (ii) 50 basis points at all times that Borrower shall have an aggregate amount of cash or cash equivalents in the Pledged Account, determined by Lender in its sole discretion, of at least $10,000,000, but not more than $12,499,000 and (iii) 0 basis points at all times that Borrower shall have an aggregate amount of cash or cash equivalents in the Pledged Account, determined by Lender in its sole discretion, of at least $12,500,000.

               (iv) "LIBOR Rate" shall mean: with respect to any Interest Period, the quotient of (i) the per annum interest rate equal to the simple average, rounded upwards, if necessary, to the next 1/32 of 1%, of the rates shown on the display referred to as the "Telerate Page 3750," or any display substituted therefor, of the Dow Jones Telerate Service, or, if fewer than two such rates appear on such display on the day of any determination thereof, the rates shown on the Reuters Screen LIBOR Page, as being the respective rates at which deposits in U.S. Dollars would be offered by the principal London offices of each of the lenders named thereon to major lenders in the London interbank market at approximately 11:00 A.M., London time, two Business Days prior to the Business Day on which such Interest Period begins, in an amount approximately equal to the principal amount of such Eurodollar Rate Advance, for a period of time equal to such Interest Period, and
          (ii) a number equal to the number one minus the Libor Rate Reserve Percentage. In the event that such rate is not available at such time for any reason, then the "LIBOR Rate" for such Interest Period shall be quotient of (i) the per annum interest rate equal to the simple average, rounded upwards, if necessary, to the next 1/32 of 1%, of the rates at which deposits in U.S. Dollars are offered by the principal London offices of any three major banks in the London interbank market (as selected by the Lender) at approximately 11:00 A.M., London time, two Business Days prior to the Business Day on which such Interest Period begins, in an amount approximately equal to such Eurodollar Rate Advance, for a period of time equal to such Interest Period, and
          (ii) a number equal to the number one minus the Libor Rate Reserve Percentage. The "Libor Rate Reserve Percentage" applicable to any Interest Period means the maximum effective rate (expressed as a decimal) of the statutory reserve requirements (without duplication, but including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to the Lender during such Interest Period under regulations of the Board of Governors of the Federal Reserve System (or any successor), including without limitation Regulation D or any other regulation dealing with maximum reserve requirements which are applicable to the Lender with respect to its "Eurocurrency Liabilities," as that term may be defined from time to time by the Board of Governors of the Federal Reserve System (or any successor) or which in any other respect relate to the funding of loans bearing interest at a rate calculated with reference to a LIBOR Rate.

               (v) "LIBOR Rate Spread" shall mean: 350 basis points at all times that Borrower shall have an aggregate amount of cash or cash equivalents in the Pledged Account, determined by Lender in its sole discretion, of at least one and one half (1 1/2) times the then outstanding principal balance of the Note, but not more than $9,999,999; (ii) 325 basis points at all times that Borrower shall have an aggregate amount of cash or cash equivalents in the Pledged Account, determined by Lender in its sole discretion, of at least $10,000,000, but not more than $12,499,000 and (iii) 200 basis points at all times that Borrower shall have an aggregate amount of cash or cash equivalents in the Pledged Account, determined by Lender in its sole discretion, of at least $12,500,000.

               (vi) "Interest Period" shall mean, with respect to any Eurodollar Rate Advance, the 30, 60, 90 or 180 days period selected by the Borrower pursuant to Section 1.4 or Section 1.5 hereof.

     1.5 Requests For Advances. Requests for advances under the Credit Facility may be made to the Lender on any Banking Day in writing or by telephone and confirmed in writing. Each request shall constitute a confirmation to the Lender by the Borrower that all representations and warranties contained in Section III remain materially true and correct as though made at the time of the proposed borrowing (except to the extent such representation and warranty related specifically to an earlier date) and the Lender may, at its option, require a certificate to such effect signed by the chief financial officer or corporate controller of Borrower or by a designee of the chief financial officer or corporate controller. Each request for an advance shall be accompanied by a certificate of the Borrower setting forth the use of such advance and such other matters as the Lender may reasonably require. The Borrower agrees to indemnify and hold the Lender harmless for any action, loss or expense taken or incurred by the Lender in good faith in reliance upon any request for an advance by the Borrower under this Agreement.

     Each request shall be irrevocable and shall be made before 11:00 a.m. on the day on which such advance is to be made if such advance is to be a Floating Rate Advance, and shall be made before 11:00 a.m. (3) three Banking Days prior to the date such advance is to be made if such advance is to be a Eurodollar Rate Advance. Each request shall specify the aggregate amount of such advance, the date such advance is to be made, the type of borrowing (i.e., whether such advance is to be a Floating Rate Advance or a Eurodollar Rate Advance), and the duration of the first Interest Period therefor. If the Lender does not receive timely notice of a requested Eurodollar Rate Advance, the Borrower shall be deemed to have selected a Floating Rate Advance. Eurodollar Rate Advances may only be requested in multiples of $100,000, no more than three (3) Eurodollar Rate Advances may be outstanding at any one time and no advance may be made, continued or extended as a Eurodollar Rate Advance if an Event of Default shall have occurred and continued beyond the expiration of any applicable grace or cure period, if any or if any condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default shall exist. If any advance is made, the Lender shall record on the books and records of the Lender an appropriate notation evidencing such advance, each repayment on account of the principal thereof and the amount of interest paid; and the Borrower authorizes the Lender to maintain such records or make such notations and agrees that the amount shown on the books and records as outstanding from time to time of the Lender shall constitute the amount owing to the Lender in connection with the Credit Facility, absent manifest error.

     1.6 Payments on the Credit Facility. Interest on all Floating Rate Advances shall be payable monthly beginning on the first Banking Day of each month following the date hereof, and continuing thereafter on the first day of each succeeding month until the principal balance shall be paid in full. Interest on all Eurodollar Rate Advances shall be payable in arrears, on the first Banking Day following the expiration of the applicable Interest Period. Subject to approval of the Lender, amounts outstanding under the Credit Facility may be prepaid in whole or in part prior to the end of an Interest Period, but any such prepayment shall be subject to the indemnification provisions of Section 1.7. Unless payment is accelerated under Section 7.1 prior thereto, each Floating Rate Advance, together with all accrued but unpaid interest thereon, shall be due and payable at Maturity, and each Eurodollar Rate Advance, together with all accrued but unpaid interest thereon, shall be due and payable on the last Banking Day of the Interest Period applicable thereto. All payments of principal and interest shall be paid in immediately available funds to the Lender.

     1.7 Indemnification for Losses. The Borrower shall indemnify the Lender against any actual losses, costs or expenses which the Lender may at any time incur as a consequence of (a) the failure of the Borrower to borrow the amount requested on the date specified in a request for an advance, (b) the failure of the Borrower to pay, punctually on the due date thereof any amount payable under the Credit Facility, (c) the accelerated payment of any obligations under the Credit Facility of the Borrower as a result of an Event of Default that continues beyond the expiration of any applicable grace or cure period, if any, or (d) the repayment or prepayment of principal amounts under the Credit Facility on a date other than the last date of an Interest Period. Such losses, costs or expenses shall include but shall not be limited to (x) any costs incurred by Lender in carrying funds which were to have been borrowed or in carrying funds to cover the amount of any overdue principal or overdue interest on amounts under the Credit Facility, (y) any interest payable by Lender to lenders of the funds borrowed by Lender in order to carry the funds referred to in the immediately preceding subclause, and (z) any losses incurred by Lender in liquidating or re-employing funds acquired from third parties to effect or maintain all or any part of the amounts outstanding under the Credit Facility or portion thereof.

     1.8 The Borrowing Base. The borrowing base ("Borrowing Base") shall equal 80% of Eligible Accounts. "Eligible Accounts" shall mean Accounts (as such term is defined in the Uniform Commercial Code in force in the Commonwealth of Massachusetts) which are acceptable to Lender in its sole discretion, but which at least are continuously in compliance with all of the following:

          (a) The Account is an account of Borrower which arose in the ordinary course of the business of Borrower from or in connection with the bona fide sale of goods or rendition of services, performed in accordance with an order or contract, oral or written, wherein all obligations of Borrower regarding the shipment or delivery of such goods to a customer have been satisfied or the services have been performed for a customer;

          (b) The Account did not arise from or in connection with a sale of goods by Borrower on consignment or with a sale of goods by Borrower that had been consigned to Borrower;

          (c) The Account is not evidenced by a promissory note or chattel paper;

          (d) The rights of Borrower in and to the Account and the proceeds thereof are not subject to any assignment, claim, lien, security interest or other encumbrance except in favor of Lender;

          (e) The financial condition of the customer is acceptable to Lender in its sole discretion;

          (f) The Account is not disputed nor subject to offset, credit allowance, contra account or adjustment by a customer, except discounts for prompt payment disclosed to Lender;

          (g) The Account has remained unpaid for not more than ninety (90) days past its invoice date;

          (h) The Account is not owed by any creditor, employee, supplier or affiliate of Borrower. The term "affiliate" means any person which, directly or indirectly, controls or is controlled by Borrower, or is under common control with Borrower as determined by Lender;

          (i)  [Intentionally Omitted]; and

          (j) The customer has its principal place of business in the United States of America or, so long as such invoices are designated in U.S. Dollars, in Canada;

provided, however, that no Account shall be considered to be an Eligible Account if owed to Borrower by a person or entity at least twenty percent (20%) of whose aggregate accounts receivable to Borrower have been outstanding for more than ninety (90) days past their invoice dates.

     1.9 Borrowing Base Reports. Borrower shall deliver to Lender not less frequently than monthly from the date hereof through and including May 1, 2003 and quarterly thereafter, a report of Eligible Accounts as of a specified date ("Borrowing Base Report"), in form reasonably satisfactory to the Lender, signed by the chief financial officer, chief executive officer or corporate controller of Borrower:

     1.10 Mandatory Prepayment. If at any time when the aggregate unpaid principal amounts outstanding under the Credit Facility exceed the Borrowing Base the Lender gives notice of a mandatory prepayment, the Borrower shall promptly make a payment on the Note in an amount equal to such excess, and the Lender may, without prior notice to the Borrower, charge accounts of the Borrower with the Lender to effect such payment.

     1.11 Interest Calculations. Interest shall be computed on the basis of the actual number of days elapsed over a 360 day year.

     1.12 Overdue Principal and Interest. Overdue principal and, to the extent permitted by law, overdue interest on amounts outstanding under the Credit Facility, shall bear interest at a rate which at all times shall be equal to the lower of the Floating Rate plus 4% or the highest rate permitted by applicable law and shall be payable on demand.

     1.13 Yield Protection, Etc.

          (a) Additional Costs. If any present or future applicable law ("Applicable Law"), which expression as used herein includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to Lender by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), including without limitation any change according to a prescribed schedule of increasing requirements, whether or not known or in effect as of the date hereof, shall with respect to any amounts outstanding under the Credit Facility, or undertakings of the Lender under this Agreement

               (i) subject the Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement or undertakings of the Lender hereunder or the payment to the Lender of any amounts due to it hereunder, or

               (ii) materially change the basis of taxation of payments to the Lender of the principal of or interest on any amounts payable to the Lender hereunder, or

               (iii) impose or increase or render applicable any special or supplemental deposit or reserve or similar requirements or assessment against assets held by, or deposits in or for the account of, or any liabilities of, or advances by the Lender in respect of the transactions contemplated herein, or

               (iv) impose on the Lender any other condition or requirement with respect to this Agreement, the Credit Facility or advances thereunder, and the result of any of the foregoing is

                    (A) to increase the cost to the Lender of making, funding or maintaining all or any part of the Credit Facility or advances thereunder, or

                    (B) to reduce the  amount of  principal,  interest  or other amount payable to the Lender hereunder, or

                    (C) to require  the Lender to make any  payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Lender from the Borrower hereunder, then, and in each such case not otherwise provided for hereunder, the Borrower will upon demand promptly following Lender's notice to the Borrower and the Lender pertaining to such matters accompanied by calculations thereof in reasonable detail, pay to the Lender such additional amounts as will be sufficient to compensate it for such additional cost, reduction, payment or foregone interest or other sum; provided that the foregoing provisions of this sentence shall not apply in the case of any additional cost, reduction, payment or foregone interest or other sum resulting from any taxes charged upon or by reference to the overall net income, profits or gains of the Lender.

               (b) Capital Adequacy. If, after the date hereof, Lender shall have determined that any Applicable Law regarding capital requirements for banks or bank holding companies generally, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any of the foregoing, either imposes a requirement upon Lender to allocate additional capital resources or increases Lender's requirement to allocate capital resources or its undertaking to make, or to its maintenance of, the Credit Facility or advances thereunder, which has or would have the effect of reducing the return on Lender's capital to a level below that which it could have achieved (taking into consideration its then existing policies with respect to capital adequacy and assuming full utilization of its capital) but for such applicability, change, interpretation, administration or compliance, by any amount deemed by Lender to be material, Lender shall promptly after its determination of such occurrence give notice thereof to the Borrower. In such event commencing on the date of such notice (but not earlier than the effective date of any such applicability, change, interpretation, administration or compliance), the fees payable hereunder shall increase by an amount which will, in Lender's reasonable determination, evidenced by calculations in reasonable detail furnished to the Borrower, compensate the Lender for such reduction, its determination of such amount to be conclusive and binding upon the Borrower, absent manifest error. In determining such amount, Lender may use any reasonable methods of averaging, allocating or attributing such reduction among its customers.

     1.14 Inability to Quote Eurodollar Rates; Illegality. If the Lender shall for any reason beyond its reasonable control be unable to quote a Eurodollar Rate with respect to a proposed Interest Period or if the Lender shall determine that a change in Applicable Law makes it unlawful to fund advances in the London interbank market, the Lender shall notify the Borrower and all amounts outstanding under the Credit Facility shall at the end of the then current Interest Period be converted to advances bearing interest at the Floating Rate, such rate to be adjusted concurrent with each change in the Base Rate and the Base Rate Spread.

     1.15 Commitment Fee. The Borrower shall pay to the Lender, on or prior to the date hereof, a non-refundable loan commitment fee in the amount of $7,500.00.

     1.16 Usury. All agreements between Borrower and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced by the Note or otherwise, shall the amount paid or agreed to be paid to Lender for the use or the forbearance of the indebtedness evidenced by the Note exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement and the Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower and Lender in the execution, delivery and acceptance of this Agreement and of the Note to contract in strict compliance with the laws of the Commonwealth of Massachusetts from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of the Note at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from any circumstances whatsoever Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Note and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower and Lender.

                              SECTION II - SECURITY

     The Note and all other obligations of the Borrower to the Lender whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising (collectively, the "Obligations") shall be secured by a security interest in all of the Borrower's assets, now existing or hereafter arising, other than as specifically set forth in that certain Security Agreement by and between Borrower and Lender of even date herewith, as the same may be amended and/or restated from time to time (the "Collateral").


                  SECTION III - REPRESENTATIONS AND WARRANTIES

     The Borrower  makes the  following  representations  and  warranties to the
Lender:

     3.1 Organization and Qualification. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Borrower is duly qualified or licensed and in good standing as a foreign corporation in each other jurisdiction where the ownership of property or the conduct of its activities requires qualification and the failure to so qualify would have a material adverse effect on Borrower. The Borrower has all necessary power and authority to own its assets and to conduct its activities as now conducted and as presently contemplated.

     3.2 Corporate Authority; No Violation of Law or Default, Etc. The execution, delivery and performance by the Borrower of this Agreement, the Note, the Security Agreement and the transactions contemplated thereunder, are within the corporate authority of the Borrower, have been duly authorized by all necessary corporate action and will not contravene any provision of federal, state or municipal law or regulation, the charter or by-laws of the Borrower or create a default or result in the acceleration of indebtedness or the imposition of a lien on assets of the Borrower under any material agreement, bond, note or indenture to which the Borrower is a party or by which it is bound, other than consents of certain parties whose consent has been obtained.

     3.3 Governmental Approvals. The execution, delivery and performance of this Agreement, the Note, and the Security Agreement and the transactions contemplated thereby do not require any approval or consent of, or filing with, any federal, state or municipal authority other than filings with the Uniform Commercial Code records in connection with the Security Agreement.

     3.4 Valid Obligations. This Agreement, the Note and the Security Agreement, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms.

     3.5 Financial Statements. The Borrower has furnished to the Lender its quarterly financial statements as of March 31, 2002 audited by Ernst & Young, independent certified public accountants. The quarterly financial statements and the notes thereto were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period specified and present fairly the financial position of the Borrower as of the date specified and the results of operations and changes in financial position of the Borrower for the fiscal year then ended.

     3.6 Changes. Since March 31, 2002 there has been no change in the assets, liabilities, financial condition or business of the Borrower other than changes in the ordinary course of business, the effects of which individually, or taken as a whole, have not been materially adverse to the financial condition or business of the Borrower.

     3.7 Title to Properties; Absence of Liens. The Borrower has good and marketable title to all its properties, assets and rights of every nature now owned by it, including all assets reflected on the latest financial statement described above (except for assets disposed of for fair value in the ordinary course of business since the date thereof), free from all security interests, mortgages, capitalized leases, liens, charges and encumbrances whatsoever, except for any of the same existing at the date hereof, all of which are listed in Schedule I hereto. The Borrower enjoys quiet possession under all leases under which it leases, any personal or real property, and all of such leases are valid, subsisting and in full force and effect.

     3.8 Absence of Undisclosed Liabilities. Except as disclosed on the latest financial statement described above, in the note thereto, the Borrower has no liabilities of a material nature individually or in the aggregate, whether accrued, absolute, contingent or otherwise except liabilities stated or adequately reserved against in such financial statement or liabilities arising in the ordinary course of business since the date of such balance sheet.

     3.9 Litigation. Except as disclosed on Schedule II, there is not now pending against the Borrower, nor is there overtly threatened against the Borrower, any litigation, investigation or any proceeding by or before any tribunal or governmental agency, the outcome of which, individually or in the aggregate, if adversely determined, would have a material adverse effect on the financial condition, business or continued operations of the Borrower.

     3.10 Taxes. The Borrower has filed all tax returns which are required to have been filed (whether informational returns or not) and has paid all taxes, if any, as shown on said returns and all assessments to the extent that such taxes have become due. Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the knowledge of the Borrower, threatening to assert against the Borrower any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith.

     3.11 Compliance with Laws; Permits. The Borrower is in full compliance with all laws and regulations which apply to its activities and the conduct of its business, the breach or violation of which, individually or in the aggregate, could have a material adverse effect on the Borrower's operations or financial condition, including, without limitation, all laws and regulations relating to environmental protection, release or disposition of hazardous substances and occupational health and safety. The Borrower holds all material licenses, permits and franchises which are required to permit it to conduct its activities and businesses as presently conducted or contemplated, and all such licenses, permits and franchises are in full force and effect.

     3.12 Pension Plans. No event which is a reportable event under Section 4043 of the Employee Retirement Income Security Act of 1974 ("ERISA") has occurred with respect to any pension plan maintained for employees of the Borrower (or for the employees of any person who is under "common control" with the Borrower as that term is defined in Section 4001(a)(14) of ERISA (an "ERISA Affiliate")) and covered by Title IV of ERISA ("Pension Plan"). The market value of the assets of each Pension Plan as of the last valuation date for such Pension Plan equals or exceeds the present value of benefit liabilities as of the latest actuarial valuation date for such Pension Plan, determined in accordance with the actuarial assumptions used by the Pension Benefit Guaranty Corporation ("PBGC") in single-employer plan terminations. All required contributions due to each Pension Plan have been made by the Borrower or an ERISA Affiliate, as the case may be; and, with respect to each Pension Plan, there is no accumulated funding deficiency within the meaning of ERISA and the Borrower and any ERISA Affiliates are in full compliance with Section 412 of the Internal Revenue Code of 1986, as amended. Neither the Borrower nor any ERISA Affiliate has issued a notice of intent to terminate any Pension Plan or received a notice from the PBGC of its intent to initiate proceedings to terminate, or appoint a trustee with respect to, any Pension Plan; and neither the Borrower nor any ERISA Affiliate has incurred any liability to the Pension Benefit Guaranty Corporation or to any Pension Plan in connection with the termination of any Pension Plan. No event or condition has occurred or exists that could result in the imposition of liability under Sections 4063, 4069 or, to the best knowledge of the Borrower, 4201 of ERISA, the imposition of a lien under Section 412 of the Code or Section 302 of ERISA, or the requirement to provide security under Section 401(a)(29) of the Code.

     3.13 Regulation U. None of the proceeds of the Credit Facility will be used to purchase or carry margin securities within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

     3.14 Subsidiaries. The Borrower does not own, directly or indirectly, more than 5% of any other corporation, business trust, partnership or other business entity except as set forth in Schedule III hereto. Each of the Borrower's subsidiaries has been duly organized and is validly existing and in good standing in its jurisdiction of organization and is duly qualified and licensed and in good standing as a foreign entity in each other jurisdiction where the ownership of property or the conduct of its activities requires qualification and the failure to so qualify would have a material adverse effect on it.

     3.15 No Default. No event has occurred and is continuing which, with notice or lapse of time or both, would constitute an Event of Default hereunder.

     3.16 Investment Company. The Borrower is not an "investment company", or a company "controlled" by an "investment company", as such terms are defined in the Investment Company act of 1940, as amended.

                         SECTION IV - CLOSING CONDITIONS

     The following conditions shall be met prior to the making of any advance under the Credit Facility: all representations and warranties contained in
Section III shall be true and accurate on and as of the time of such advance (except to the extent such representation and warranty related specifically to an earlier date), no Event of Default shall have occurred hereunder and no condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default shall exist, and no change shall have occurred in any Applicable Law which in the opinion of counsel for the Lender would make it illegal for the Lender to make the advances hereunder. In addition, the Lender shall have received:

          (a) Certificates of the Secretaries of State of Delaware and Massachusetts as to the legal existence and good standing of the Borrower;

          (b) a certificate of the Secretary of the Borrower as to (i) a copy of charter documents and amendments of the Borrower, (ii) a copy of the by-laws of the Borrower; (iii) a copy of the action taken to authorize this Agreement and the transactions contemplated by the Agreement; and (iv) a list of the incumbent officers of the Borrower;

          (c) the executed Note;

          (d) the executed Security Agreement;

          (e) confirmation that all Collateral consisting of investment property has been delivered to the Lender or is held by the Lender as securities intermediary for the Borrower;

          (f) a Federal Reserve Form U-1;

          (g) a current Borrowing Base Report;

          (h) an opinion, satisfactory in scope, form and substance to the Lender, as to the matters referred to in Section 3.1 through 3.3 and such other matters as the Lender may reasonably request from counsel to the Borrower.

     All closing documents shall be satisfactory in scope, form and substance to MacAdams & Wieck Incorporated, special counsel to the Lender.


                        SECTION V - AFFIRMATIVE COVENANTS

     5.1 Financial Statements and Reports. Borrower will furnish to the Lender the following, all to be in form and substance satisfactory to Lender in its sole discretion:

          (a) Annual Reports. As soon as practicable and in any event within 90 days after the end of each fiscal year, an annual financial statement of Borrower as at the end of such year, audited and certified without qualification by independent certified public accountants engaged by the Borrower and acceptable to the Lender.

          (b) Quarterly Reports. As soon as practicable and in any event within 45 days after the end of each fiscal quarter, a quarterly financial statement of Borrower as at the end of such quarter, including a consolidated balance sheet of Borrower, an income statement and cash flow information certified by the chief financial officer or corporate controller of Borrower.

          (c) Borrowing Base. At the times specified in Section 1.9, the reports specified therein for the period certified by the chief financial officer or corporate controller of Borrower.

          (d) Projections. As soon as practicable and in any event within thirty
     (30) days prior to Borrower's fiscal year end, one (1) year of projections, including balance sheets, income statements and assumptions.

          (e) Additional Information. From time to time such other financial data and information as the Lender may reasonably request.

     5.2 Notice of Certain Events.

          (a) Defaults. The Borrower will, promptly after obtaining knowledge thereof, give written notice to the Lender of any matter which constitutes or which, with the giving of notice or the passage of time, or both, would constitute, an Event of Default under this Agreement, specifying the nature of the same, the period it has existed and what action the Borrower has taken or proposes to take with respect thereto, and any matter which, in the judgment of the chief financial officer of the Borrower, has resulted in or is likely to result in a material adverse change in the financial condition or operations of the Borrower.

          (b) Judicial and Administrative Proceedings. The Borrower shall promptly notify the Lender of the threat or commencement of any judicial, administrative or other proceeding looking toward the limitation, qualification or revocation of any permit or license required to permit the Borrower to conduct its activities and businesses as presently conducted or contemplated, including licenses and permits relating to environmental protection, release or disposition of hazardous substances and occupational health and safety or alleging any violation by the Borrower of any laws or regulations relating to environmental protection, release or disposition of hazardous substances or occupational health and safety or the demand or request for the obtaining of any additional licenses or permits of such nature.

     5.3 Corporate Existence, Etc. The Borrower will take all action necessary to preserve and maintain its corporate existence and will maintain and preserve in full force and effect all material rights, licenses, patents, trademarks, copyrights and franchises and will comply with all applicable laws and regulations in all jurisdictions necessary for the conduct of its activities and business.

     5.4 Maintenance of Properties. The Borrower will keep all of the properties which it deems useful or necessary in its activities and business in good working order and condition reasonable wear and tear excepted.

     5.5 Taxes. The Borrower shall promptly pay and discharge or make adequate provision for the payment or discharge of any taxes, assessments or governmental charges or levies that may be imposed upon its income or profits or upon any of its property prior to the date on which penalties (excluding interest) attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon its property; provided, however, that this provision shall not be deemed to require payment of any taxes, assessments, governmental charges, levies or claims, the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained.

     5.6 Insurance. The Borrower will maintain insurance with responsible companies, in such amounts and against such risks as is deemed prudent by the Borrower, consistent with prevailing practice in Borrower's field.

     5.7 ERISA. The Borrower shall:

          (a) make all required contributions in a timely manner to each Pension Plan and fund each Pension Plan as required by the provisions of Section 412 of the Internal Revenue Code of 1986, as amended;

          (b) promptly furnish to the Lender a copy of any notice of a Pension Plan termination or of a reportable event with respect to a Pension Plan sent to the Pension Benefit Guaranty Corporation under Sections 4041(a) or 4043 of ERISA:

          (c) furnish to the Lender a copy of any request for waiver from the funding standards or extension of the amortization periods required by
     Section 412 of the Internal Revenue Code no later than the date on which the request is submitted to the Department of Labor or the Internal Revenue Service, as the case may be;

          (d) promptly furnish the Lender any notice of plan termination by the Pension Benefit Guaranty Corporation received by the Borrower;

          (e) promptly furnish the Lender any notice of plan disqualification received from the Internal Revenue Service;

          (f) promptly furnish the Lender any notice received by the Borrower with respect to any potential withdrawal liability with respect to a Pension Plan or any reorganization or proposed termination of a Pension Plan.

     5.8 Operating Account; Custodial Accounts; Liquidity Manager. The Borrower shall maintain its primary depository relationship for its main operating account with the Lender, shall maintain all custody accounts for its investment portfolio with the Lender as custodian and, so long as Lender is offering services competitive in the marketplace, shall use Lender as its liquidity manager.

     5.9 Further Assurances; Inspection. The Borrower will, at any time and from time to time, execute and deliver such further instruments and take such further action as may be reasonably requested by the Lender in each case to further and more perfectly carry out the purposes of this Agreement. The Borrower will permit officers, employees or representatives of the Lender to visit and inspect any of the properties and examine the books and discuss the affairs, finances and accounts of the Borrower with its officers; all at such reasonable times and upon reasonable notice and as often as the Lender may reasonably request.

     5.10 Cash or Cash Equivalents. Borrower shall maintain at all times in its account with Lender entitled BioSphere Medical, Inc., account number 2430064 (the "Pledged Account"), an aggregate amount of cash or cash equivalents of at least one and one-half (1 1/2) times the then outstanding principal balance of the Note. Lender shall determine, in its sole discretion, which financial assets in the Pledged Account are "cash or cash equivalents" and the value of such financial assets.

                         SECTION VI - NEGATIVE COVENANTS

     During the term of this Agreement, and so long as the Note is outstanding, the Borrower agrees as follows:

     6.1 Consolidation, Mergers, Disposition of Assets, Acquisitions, Etc. Without the prior written consent of the Lender (which consent shall not be unreasonably withheld), Borrower shall not become a party to a merger or consolidation with any other person, corporation, business trust, partnership or entity ("Person") unless the Borrower is the survivor of such merger or consolidation (provided that immediately after the effectiveness of such merger or consolidation, no Event of Default shall have occurred and be continuing and no condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall exist), nor will the Borrower sell, lease or otherwise dispose of any of the Collateral (except as permitted in the Security Agreement) or all or a substantial part of its assets, nor will the Borrower without the prior written consent of Lender (which consent shall not be unreasonably withheld), acquire the stock or substantially all of the assets of any other Person. Notwithstanding any provision of this Section 6.1 to the contrary Lender's consent shall not be required for the Borrower to enter into any transaction, which would otherwise be prohibited by this Section 6.1, including, but not limited to, partnerships, joint ventures, strategic alliances, exclusive licenses and similar arrangements (collectively,
"Restricted  Transactions"),  so  long as the  aggregate  amount  of  Borrower's monetary obligations (both paid and to be paid) in connection with such Restricted Transactions (giving effect to the Restricted Transaction in question) shall not exceed Two Million ($2,000,000) Dollars during the term of this Agreement and so long as, immediately after the effectiveness of such Restricted Transaction, no Event of Default shall have occurred and be continuing and no condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall exist.

     6.2 Liens. The Borrower shall not permit to exist any lien upon, pledge of or security interest in any of its assets, nor will it acquire any personal property under a capitalized lease, conditional sales agreement or other title retention contract or sell any account, except:

          (a) liens for taxes, assessments or governmental charges or levies the payment of which is not at the time required or which are being contested in good faith by appropriate proceedings provided adequate reserves are established and provided enforcement of such liens have been stayed;

          (b) liens of carriers, warehousemen, mechanics and materialmen and other similar inchoate liens incurred in the ordinary course of business for sums not yet due or being contested in good faith by appropriate proceedings;

          (c) liens incurred or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (d) any attachment or judgment lien, unless such attachment or judgment shall not, within 60 days after the issue or entry thereof, have been released or discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

          (e) liens in favor of the Lender;

          (f) liens securing permitted indebtedness outstanding on the date of this Agreement as described on Schedule I;

          (g) liens securing indebtedness incurred solely for the purpose of acquiring any real or personal property, other than inventory; provided no such purchase money security interest shall extend to any property other than the particular property so acquired and provided further that the amount of any such purchase money indebtedness shall not exceed the fair value of such property at the time of acquisition.

     6.3 Indebtedness.  The Borrower shall not incur,  assume,  guaranty or have
outstanding  any  indebtedness   whatsoever   (including   without   limitation,
indebtedness under capitalized and non-capitalized leases), except for:

          (a) indebtedness under the Note;

          (b) indebtedness to which the Lender has given its prior written consent;

          (c) trade payables incurred in the ordinary course of business;

          (d) indebtedness described on Schedule IV existing as of the date hereof;

          (e) indebtedness and capitalized lease obligations secured by liens permitted under Section 6.2(g), not to exceed $500,000 in the aggregate outstanding at any one time; -

          (f) unsecured indebtedness not to exceed $2,000,000 in the aggregate, which amount may include, but not be limited to, letters of credit, foreign exchange contracts and security deposits.


                             SECTION VII - DEFAULTS

     If any of the following events ("Events of Default") shall occur:

          (a) the Borrower shall fail to pay any principal or interest on the Note within three (3) days after the due date thereof;

          (b) any representation or warranty of the Borrower herein, in the Security Agreement, or in any certificate delivered hereunder shall prove to have been false in any material respect as of the time made or furnished;

          (c) the Borrower shall suffer a receiver or trustee for all or substantially all of its property to be appointed; or institute or suffer to be instituted against it any proceedings under any law relating to bankruptcy, insolvency, arrangement, reorganization or relief of debtors; provided, however, that Borrower may cure an Event of Default resulting from the appointment of a receiver or trustee for Borrower or the institution of any proceedings under any law against Borrower relating to bankruptcy, insolvency, arrangement, reorganization or relief of debtors, commenced by an unrelated third party without the consent or acquiescence of Borrower, if such receiver or trustee shall be discharged or such proceeding shall be terminated, as appropriate, within sixty (60) days of the appointment or filing thereof;

          (d) the Borrower shall fail to perform any other term, covenant or agreement contained herein, in the Security Agreement or in any other agreement with Lender; provided, however, that:

               (i)  Borrower's  failure to perform  the  covenant  contained  in
          Section 5.10 hereof shall not be an Event of Default hereunder unless such failure shall continue for at least two days after Lender sends Borrower written notice of such failure; and

               (ii)  Borrower's  failure to perform the  covenant  contained  in
          Section 6.2 hereof by permitting certain liens to exist upon its assets, shall not be an Event of Default hereunder unless such failure shall continue for at least thirty days after Lender sends Borrower written notice of such failure or unless such lien is a consensual lien or unless such lien covers the Pledged Account or any of the assets held therein or unless the lienor has taken action to enforce such lien or unless Borrower's failure to perform such covenant is not otherwise susceptible to a cure.

          (e) the Borrower shall fail to pay at maturity, or within any applicable period of grace, any obligation in excess of $100,000 for borrowed monies or advances or any capitalized lease obligations or fail to observe or perform any term, covenant or agreement contained in any agreement, by which it is bound, evidencing or securing borrowed monies or advances, for such period of time as would, or would have permitted
     (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

          (f) substantial loss, theft, damage, destruction or diminution in market value of the Collateral taken as a whole that is not fully covered by insurance;

          (g) the occurrence of any material adverse change in the condition of Borrower, financial or otherwise.

     then, and in every such event, the Lender may terminate this Agreement, declare all amounts owing hereunder or under the Note and all other obligations to be, and they shall forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, provided, however, that upon the occurrence of an Event of Default under subsection (c) above all such amounts due under the Note shall automatically become immediately due and payable without demand or any action on the part of Lender.

                             SECTION VIII - SET-OFF

     Any deposits or other sums at any time credited by or due from the Lender to the Borrower and any securities or other property of the Borrower in the possession of the Lender may at all times be held and treated as collateral security for the payment of the Obligations. Regardless of the adequacy of any Collateral, any deposits or other sums credited by or due from the Lender to the Borrower may be applied to or set off against the Obligations at any time.

                            SECTION IX - DEFINITIONS


The following terms shall have the meanings set forth below or the meanings as used or assigned to them in the provisions of this Agreement referred to below:

                  Applicable Law                     see sec.1.13
                  Banking Day                        see sec.1.4
                  Base Rate                          see sec.1.4(c)
                  Base Rate Spread                   see sec.1.4(c)
                  Borrower                           see Preface
                  Borrowing Base                     see sec.1.8
                  Borrowing Base Report              see sec.1.9
                  Collateral                         see sec.2.1
                  Credit Availability                see sec.1.1
                  Credit Facility                    see Background
                  Eligible Accounts                  see sec.1.8
                  ERISA                              see sec.3.12
                  ERISA Affiliate                    see sec.3.12
                  Eurodollar Rate Advance            see sec.1.4(a)
                  Events of Default                  see sec.7.1
                  Floating Rate                      see sec.1.4(a)
                  Floating Rate Advance              see sec.1.4(a)
                  Interest Period                    see sec.1.4(c)
                  Lender                             See Preface
                  LIBOR Rate                         see sec.1.4(c)
                  LIBOR Rate Spread                  see sec.1.4(c)
                  Maturity                           see sec.1.1
                  Note                               see sec.1.3
                  Obligations                        see sec.2.1
                  PBGC                               see sec.3.12
                  Pension Plan                       see sec.3.12
                  Person                             see sec.6.1
                  Pledged Account                    see sec.5.10
                  Restricted Transactions            see sec.6.1
                  Security Agreement                 see sec.2.1

Any term of an accounting nature not otherwise defined shall have the meaning usually assigned to it under generally accepted accounting principles applied on a consistent basis.


                            SECTION X - MISCELLANEOUS

     10.1 Expenses, Taxes. Whether or not the transactions contemplated in this Agreement are consummated, the Borrower will pay the reasonable out-of-pocket expenses of the Lender (including reasonable fees and disbursements of special counsel, if any, retained by the Lender) in connection with the preparation, administration and enforcement of this Agreement, the Note, the Security Agreement, and the advances made hereunder. The Borrower agrees to indemnify and hold the Lender harmless against any taxes, assessments or charges assessed by any governmental authority, and costs of any litigation or proceedings and any losses, claims, damages or expenses whatsoever, arising by reason of the execution and delivery of this Agreement, the Note, and the Security Agreement, any recordings with respect to the Security Agreement or any use of the proceeds of the Credit Facility, other than losses, claims, damages or expenses resulting solely from Lender's gross negligence or willful misconduct.

     10.2 Payment Dates. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day and such extension shall be included in computing interest or fees, as the case may be, in connection with such payment.

     10.3 Notices. Except as otherwise provided, all notices hereunder shall be in writing and shall be deemed adequately given if sent as provided in Section 18 of the Security Agreement.

     10.4 Changes, Waiver, Etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated or any consent thereunder granted orally, but only by a statement in writing. Any waiver or amendment of any provision hereof may be granted or effected, with the consent of the Borrower, by a written instrument signed by the Lender. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

     10.5 Participations. The Borrower understands and agrees that Lender may grant to other banks or financial institutions participations in the loans made hereunder, the Note and this Agreement provided that in the event of such a participation, such Lender shall at all times act as lead participant. All costs of any such participation shall be borne by Lender, and Borrower may continue to deal with Lender as if Lender were the sole lender hereunder.

     10.6 Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, provided, however, that the Borrower may not assign or transfer the rights hereunder without the prior written consent of the Lender.

     10.7 WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE, THE SECURITY AGREEMENT OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE LENDER RELATING TO THE ADMINISTRATION OF THE CREDIT FACILITY OR ENFORCEMENT OF THIS AGREEMENT, THE NOTE OR THE SECURITY AGREEMENT, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

     10.8 Massachusetts Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

     10.9 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

     10.10 Confidentiality. In handling any confidential or proprietary information received pursuant to this Agreement or the transactions contemplated hereby, Lender, and all employees and agents of Lender, including, but not limited to, accountants, shall exercise the same degree of care that they exercise with respect to Lender's own confidential or proprietary information.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, under seal, by their respective officers, as of the date first set forth above.

                             BioSphere Medical, Inc.


                             By:  /s/  Robert M. Palladino
                                  ----------------------------------------------
                                  Vice President / CFO


                             Brown Brothers Harriman & Co.


                             By:  /s/  Joseph E. Hall
                                  ----------------------------------------------
                                  Senior Vice President

                                   Schedule I

                      Security Interests, Mortgages, Liens,
                       Capitalized Leases and Encumbrances


Financing Statements on File on Date Hereof

Filing                Secured         File                     Collateral
Office                Party           No.         Date         Description
------                -----           ---         ----         -----------

Delaware              Waters          20268742    1/3/02       Specified
Secretary             Financial                                Equipment
of State              Services

Capitalized Leases
------------------

o BioSphere Medical, Inc. ("the company") Leases (10) IBM Thinkpads and (1) 340 Microdrive Thinkpad through Heller Financial Group. As of March 31, 2002, the company had $19,244.37 outstanding on a five year lease agreement that began in April 2001.

o The company also leases (1) Dell Firewall Server through Dell Equipment Leasing. As of March 31, 2002, the company had $933 outstanding on a three year lease agreement.

o The company has leased (1) High Performance Liquid Chromaotography Machine for Research and Development purposes through Waters Financial. As of March 31, 2002 the company has $20,707 outstanding on a three year lease.

                                   Schedule II


                   Litigation, Investigations and Proceedings


None.

                                  Schedule III

                                  Subsidiaries


Company                             Jurisdiction            Percentage Owned
-------                             ------------            ----------------

BioSphere Medical, S.A.             France                        100%

BioSphere Medical Japan, Inc.       Delaware                      100%

BSMD Ventures, Inc.                 Delaware                      100%

                                   Schedule IV

                              Existing Indebtedness

None other than capitalized leases described on Schedule I.

                                     ANNEX A

                                 PROMISSORY NOTE



$5,000,000                                                          May 17, 2002
                                                           Boston, Massachusetts


     For value received the undersigned, promises to pay to the order of Brown Brothers Harriman & Co., a New York general partnership (the "Lender"), on or before May 17, 2004 the principal sum of $5,000,000 or, if less, the aggregate unpaid principal amount of all advances made by the Lender under the Credit Agreement referred to below, and outstanding at maturity, together with interest thereon or on such portion thereof as may be from time to time outstanding, at such rate or rates, and payable at such times and manner, as are provided in the said Credit Agreement. Payments of principal and interest shall be made to Lender at its offices at 40 Water Street, Boston, Massachusetts 02109-3661.

     This Note is issued under the Credit Agreement dated as of May 17, 2002, between the undersigned, as borrower and the Lender, as lender, and is subject to the terms and conditions of the Credit Agreement. Upon the occurrence of certain events, as specified in the Credit Agreement, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     The undersigned hereby agrees to pay on demand all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) paid or incurred by the holder in enforcing this Note on default or in connection with any bankruptcy, reorganization, receivership or other insolvency proceeding involving the undersigned.

     THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED ON THIS NOTE OR
ENFORCEMENT OF THIS NOTE AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

     This Note shall take effect as a sealed instrument and be governed by the laws of the Commonwealth of Massachusetts.



                             BioSphere Medical, Inc.


                             By:  /s/  Robert M. Palladino
                                  ----------------------------------------------